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                                                                Exhibit 10.34


                       ALLEGHENY TECHNOLOGIES INCORPORATED



                               2000 INCENTIVE PLAN

                          ADMINISTRATIVE RULES FOR THE

             TOTAL SHAREHOLDER RETURN INCENTIVE COMPENSATION PROGRAM

                         EFFECTIVE AS OF JANUARY 1, 2001


ARTICLE I.  ADOPTION AND PURPOSE OF THE PROGRAM

                  1.01 ADOPTION. These rules are adopted by the Personnel and Compensation Committee and the Stock Incentive Award Subcommittee of the Board of Directors as a part of the Allegheny Technologies Incorporated 2000 Incentive Plan (the "Plan") pursuant to the authority reserved in Section 3.01 of the Plan. The Total Shareholder Return Incentive Compensation Program (the "TSRP") shall be the guidelines for making certain Performance Awards or Other Stock-Based Awards under
         Article VIII of the Plan. Capitalized terms used but not defined in these rules shall have the same meanings as in the Plan.

                  1.02 PURPOSE. The purposes of the TSRP are (i) to assist the Corporation in retaining and motivating selected key management employees of the Corporation and its subsidiaries who will contribute to the success of the Corporation, (ii) to reward key management employees for the overall success of the Corporation as determined by the value created for shareholders as measured by the percentile performance of Corporation Common Stock relative to a peer group and
         (iii) to provide a means of encouraging key management employees to acquire and hold shares of Corporation Common Stock. The TSRP encourages key management employees to acquire and hold shares of Corporation Common Stock by offering them an opportunity to receive shares of Common Stock which, in accordance with the terms and conditions set forth below, will be earned only if the sum of the price and yield of the Common Stock measured against the sums of prices and yields of shares of common stock of a peer group of corporations meets or exceeds the performance reward relationships set at the beginning of an Award Period. Awards under the TSRP are intended to act as an incentive to participating key management employees to achieve long-term objectives that will inure to the benefit of all stockholders of the Corporation measured in terms of relative stock prices.

ARTICLE II.  DEFINITIONS

         For purposes of these rules, the capitalized terms set forth below shall have the following meanings:

                  2.01 AWARD AGREEMENT means a written agreement between the Corporation and a Participant or a written acknowledgment from the Corporation specifically setting forth the terms and conditions of a TSR Target Award granted to a Participant pursuant to Article VI of these rules.

                  2.02 AWARD TARGETS means the percentage of a TSR Target Award which shall be earned for a particular TSR Performance Period at Threshold, Target and Excellent, respectively.

                  2.03 BOARD means the Board of Directors of the Corporation.

                  2.04 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

                  2.05 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated.


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                  2.06 CHANGE IN CONTROL means any of the events set forth
         below:

                           (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities in excess of 25% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

                           (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than
         (i) persons who were members of the Board on January 1, 2001 and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on January 1, 2001; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                           (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                           (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

                  2.07 COMMITTEE means the Stock Incentive Award Committee of the Board, in the case of individuals who are executive officers of the Corporation, and the Personnel and Compensation Committee of the Board, in the case of individuals who are not executive officers of the Corporation.

                  2.08 CORPORATION means Allegheny Technologies Incorporated, a Delaware corporation, and its successors.

                  2.09 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

                  2.10 DATE OF GRANT means the date as of which a TSR Target Award is granted in accordance with Article VI of these rules.

                  2.11 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, if a Participant's employment by the Corporation or an applicable subsidiary terminates by reason of a disability, as defined in an Employment Agreement between such Participant and the Corporation or an applicable subsidiary, such Participant shall be deemed to be disabled for purposes of the TSRP.

                  2.12 EFFECTIVE DATE means January 1, 2001.

                  2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

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                  2.14 EXCELLENT means a relative level of achievement of
         Performance Reward Criteria at which the TSR for the Corporation for a TSR Performance Period is at a percentile of the TSR for the Peer Group for that Performance Period as determined by the Committee under
         Section 6.02. Excellent shall be the highest level of performance for which a TSRP Reward will be paid.

                  2.15 FAIR MARKET VALUE means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange or, if the Common Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

                  2.16 OUTSTANDING STOCK means, at any time, the issued and outstanding Common Stock.

                  2.17 PARTICIPANT means any key management employee selected by the Committee, pursuant to Section 5.01 of these rules, as eligible to participate under the TSRP for any one or more TSR Performance Period.

                  2.18 PEER GROUP means a group of corporations with publicly traded common stock listed on a national securities exchange(s) deemed comparable to the Corporation as the number and identity of such group is determined by the Committee, in its discretion, for a particular TSR Performance Period. In the event of bankruptcy, delisting, merger, spin-off or other special circumstances affecting members of the Peer Group during a Performance Period, the Committee shall make such adjustments in the Peer Group as the Committee determines appropriate in its discretion. The Committee may select the number and identity of members of the Peer Group separately for each TSR Performance Period.

                  2.19 PERFORMANCE REWARD CRITERIA means the relative standing of the Corporation TSR, expressed in percentiles and ranked at Threshold, Target and Excellent, as compared to the TSR for the Peer Group, in each case for a particular TSR Performance Period.

                  2.20 PERFORMANCE LEVEL means the level of actual achievement of Performance Reward Criteria for a particular TSR Performance Period. In determining final Performance Levels, the Committee shall use straight-line interpolation between Threshold and Target, Target and Excellent but there shall be no interpolation above Excellent or below Threshold.

                  2.21 PLAN means the Allegheny Technologies Incorporated 2000 Incentive Plan, as the same may be amended from time to time.

                  2.22 RETIREMENT means a termination of employment with the Corporation and each subsidiary of the Corporation at or after (i) attaining age 55 and (ii) completing five years of employment with the Corporation and/or any subsidiary of the Corporation.

                  2.23 TARGET means a relative level of Performance Reward Criteria at which the Corporation TSR for a particular TSR Performance Period is at a percentile of TSR for the Peer Group for that TSR Performance Period as determined by the Committee under Section 6.02.

                  2.24 THRESHOLD means a relative level of Performance Reward Criteria at which the Corporation TSR for a particular TSR Performance Period is at a percentile of TSR for the Peer Group for that TSR Performance Period as determined by the Committee under Section 6.02. Threshold shall be the lowest level of Performance Reward Criteria for which a Plan Reward will be earned.


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                  2.25 TSR is the percentile ranking of the sum of stock price appreciation of and dividend reinvestment with respect to a share of Corporation Stock as compared to the comparable amount among the Peer Group for a particular TSR Performance Period as calculated on the Fair Market Value of a share of Stock as of the end of the TSR Performance Period plus dividends paid on a share of stock during the TSR Performance Period divided by the Fair Market Value of a share of Stock at the beginning of the TSR Performance Period using the methodology described in item 402(l) of Regulation S-K as promulgated under the Securities Act, as such act or regulation may be amended from time to time, or any successor to either.

                  2.26 TSRP means the Total Shareholder Return Incentive Compensation Program as set forth in these rules as the same may be amended from time to time.

                  2.27 TSR PERFORMANCE PERIOD means a three calendar year period beginning on the January 1st designated by the Committee and continuing until the third December 31st thereafter.

                  2.28 TSR REWARDS means the number of shares of Stock earned for a particular TSR Performance period after application of the Performance Level.

                  2.29 TSR TARGET AWARD means an award of an opportunity to earn a number of shares of Stock in a TSR Performance Period. The number of shares for a particular Participant shall be determined by the Committee for each TSR Performance Period by dividing the Participant's base salary at the commencement of the TSR Performance Period by the average Fair Market Value for the 30 Business Days preceding the first Business Day of that TSR Performance Period and multiplying the result by a decimal determined appropriate by the Committee based on the Participant's responsibilities and opportunity to contribute to the success of the Corporation.

                  2.30 STOCK means Common Stock, par value $0.10 per share, of the Corporation.

                  2.31 WITHHOLDING OBLIGATIONS means the amount of federal, state and local income and payroll taxes the Corporation determines in good faith must be withheld with respect to a TSR Rewards. Withholding Obligations may be settled by the Participant, as permitted by the Committee in its discretion, in shares of Stock otherwise deliverable under the TSRP, cash, previously owned shares of Stock or any combination of the foregoing.


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ARTICLE III.  ADMINISTRATION

                  In addition to any power reserved to the Committee under
         Article III of the Plan, the TSRP shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the TSRP and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the TSRP, to modify these administrative rules for the TSRP, to select, in accordance with Section 5.01 of these rules, the persons who will be Participants hereunder, to determine all performance criteria, levels of awards and rewards payable, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the TSRP as it may deem necessary or advisable.

ARTICLE IV.  STOCK ISSUABLE UNDER THE TSRP

                  4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 11.07 of the Plan, the maximum number of shares of Stock available for issuance under the TSRP shall be 1,500,000. The Stock to be offered under the TSRP shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury.

                  4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 6.03 of these rules may again be issued under the TSRP.

ARTICLE V.  PARTICIPATION

                  5.01 DESIGNATION OF PARTICIPANTS. Participants in the TSRP shall be such key management employees of the Corporation or of its subsidiaries as the Committee, in its sole discretion, may designate as eligible to participate in the TSRP for any one or more TSR Performance Periods. No later than 90 days after the commencement of each TSR Performance Period during the term of the TSRP, the Committee shall designate the Participants who are eligible to participate in the TSRP during such TSR Performance Period. The Committee's designation of a Participant with respect to any TSR Performance Period shall not require the Committee to designate such person as a Participant with respect to any other TSR Performance Period. The Committee shall consider such factors as it deems pertinent in selecting Participants. The Committee shall promptly provide to each person selected as a Participant written notice of such selection.

ARTICLE VI.  GRANTS UNDER THE TSRP

                  6.01 ANNUAL DETERMINATION REGARDING TSR PERFORMANCE PERIOD. No later than the 60th day of each calendar year, the Committee shall determine whether to establish a TSR Performance Period, provided, however, for a TSR Performance Period established in calendar year 2001, the Committee may make a determination under this Section 6.01 at any time prior to the 90th day of calendar year 2001.

                  6.02 DETERMINATION OF GRANTS, AWARDS AND PERFORMANCE CRITERIA. For each TSR Performance Period, the Committee shall take the following actions no later than the 90th day of the first calendar year of that TSR Performance Period:

                           (a) Identify Participants for that TSR Performance
                  Period;

                           (b) Establish the level of the TSR Target Awards for
                  each Participant;

                           (c) Set the Performance Reward Criteria in terms of
                  percentile ranking among the Peer Group for such period at Threshold, Target and Excellent, respectively;

                           (d) Set the Award Targets for Threshold, Target and
                  Excellent; and

                           (e) Determine the Peer Group for that TSR Performance
                  Period.

                  6.03 TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Corporation and each subsidiary of the Corporation during a then uncompleted TSR Performance Period for


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         reasons other than death, Disability or Retirement, any TSR Target
         Award for any then uncompleted TSR Performance Period shall be forfeited automatically and the shares represented by such TSR Target Awards shall again be eligible for awards under these Rules. If a Participant terminates employment with the Corporation and each subsidiary of the Corporation for reasons of death, Disability or Retirement during a then uncompleted TSR Performance Period, the Participant shall be entitled to receive a pro rata Plan Reward for each then uncompleted TSR Performance Period determined:

                           (a) when the TSR Rewards for all other Participants
                  in such TSR Performance Period(s) are determined;

                           (b) based on the actual level of achievement of
                  Performance Reward Criteria for that TSR Performance Period and the Participant's TSR Target Award;

                           (c) pro rated by multiplying the number of shares of
                  Stock the Participant would have received if the Participant completed the TSR Performance Period multiplied by a fraction, the numerator of which is the number of months of such TSR Performance Period completed before the Participant's termination of employment and the denominator is 36; and

                           (d) certificates representing the number determined
                  above shall be delivered at the same time as all other certificates for such TSR Performance Period are delivered to Participants who completed the TSR Performance Period.

ARTICLE VII.  DETERMINATION OF PERFORMANCE REWARD CRITERIA AND DELIVERY OF STOCK

                  7.01 DETERMINATION OF ACTUAL ACHIEVEMENT OF PERFORMANCE REWARD CRITERIA. As promptly as administratively feasible but in no event later than the March 1st of the calendar year following last calendar year of each TSR Performance Period, the Committee shall determine the TSR of the Corporation and the average TSR of each member of the Peer Group and determine the Performance Level, if any, at which the Performance Reward Criteria have been achieved.

                  7.02 DETERMINATION OF PLAN REWARDS. Plan Rewards for a particular TSR Performance Period for a particular participant shall be the result of multiplying that Participant's TSR Target Award by the Performance Level for that TSR Performance Period determined under
         Section 7.01.

                  7.03 DELIVERY OF STOCK CERTIFICATES. As promptly as administratively feasible after the but in no event later than the March 15th of the calendar year following the last calendar year of a TSR Performance Period, the Corporation shall prepare for each Participant due a Plan Reward under Section 7.02 one or more stock certificates registered in the name(s) indicated by such Participant and shall deliver such certificates to the Participant promptly following the Participant's settlement of the Withholding Obligations by placing such certificates or causing such certificates to be placed in the U.S. mail, postage prepaid, to the address indicated by the Participant.


ARTICLE VIII.  MISCELLANEOUS

                  8.01 APPLICATION OF PROVISIONS OF PLAN. Except as set forth in these Rules, the provisions of the Plan, including, but not limited to,
         Article X, the Terms Applicable Generally to Awards Granted under the Plan, shall apply to these Rules and are incorporated herein as if set forth at length.

                  8.02 CHANGE IN CONTROL. In the event of a Change in Control, Plan Rewards shall be determined for all then uncompleted TSR Performance Periods as of the date of the Change in Control at the greater of (i) the Performance Level actually attained prior to the Change in Control and projected for the remainder of such uncompleted TSR Performance Periods or (ii) Target for each such uncompleted TSR Performance Period and certificates (or, with the consent of the Committee an amount in cash representing the Fair Market Value of such certificates) representing the Plan Rewards shall be delivered to the Participant as soon after the Change in Control as is administratively feasible.

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                  8.03 SECURITIES LAWS AND SECTION 162(m) RESTRICTIONS. Any TSR
         Award denominated in Common Stock shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition to the granting of a TSR Award or issuance of shares of Common Stock or cash in satisfaction thereof, such grant of an award or issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee. It is intended, unless the Committee determine otherwise, that the TSRP comply with Rule 16b-3 as issued by the Securities and Exchange Commission and Section 162(m) of the Code. All interpretations of the TSRP relating to Statutory Insiders shall be consistent with that Rule 16b-3, the Exchange Act and Section 162(m) of the Code. In order to maintain compliance with any of Rule 16b-3, the Exchange Act or the Code, the Committee may adopt such other rules or provide restrictions on outstanding TSR Awards as it in its discretion shall deem necessary and such rules or restrictions shall apply to outstanding TSR Awards as if set forth in the respective TSR Award Agreements.

                  8.04 INVESTMENT REPRESENTATION. Each TSR Award Agreement may provide that the Participant shall deliver to the Committee upon demand by the Committee a written representation that the shares of Common Stock to be delivered are acquired by the Participant for investment and not for resale or with a view to the distribution thereof. Upon demand, delivery of such representation prior to the delivery of shares of Common Stock shall be a condition precedent to the Participant's right to receive such shares of Common Stock.

                  8.05 NO RIGHTS AS STOCKHOLDERS. Participants shall have no rights as shareholders of the Corporation prior to the actual delivery of shares of Common Stock. The existence of these Rules and/or any TSR Awards then outstanding shall not be a bar or affect in any way the power or authority of the Corporation or any of its then stockholders to take any action regarding the Corporation, its assets or its capital structure.

                  8.06 NON-UNIFORM DETERMINATIONS. The actions and determinations of the Committee need not be uniform and may be taken or made by the Committee selectively among employees or Participants, whether or not similarly situated.

                  8.07 AMENDMENT AND TERMINATION OF RULES. The Committee shall have complete power and authority to amend or terminate these Rules at any time it is deemed necessary or appropriate. No termination or amendment of the Rules may, without the consent of the Participant to whom any award shall theretofore have been granted under the TSRP, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.


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